POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, COUNTRYWIDE STRATEGIC TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter referred to as the "Trust"), has filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended, a registration statement with respect to the issuance and sale of the shares of the Trust; and

     WHEREAS, the undersigned is a Trustee of the Trust, as indicated beside his name;

      NOW, THEREFORE, the undersigned hereby constitutes and appoints JOHN F. SPLAIN and SANDOR E. SAMUELS, and each of them, his attorneys for him and in his name, place and stead, to execute and file any amended registration statement or statements and amended prospectus or prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 23rd day of July, 1997.

                                        /s/ John R. Delfino
                                        --------------------------------
                                         JOHN R. DELFINO
                                         Trustee

STATE OF CALIFORNIA                 )
                                    ) ss:
COUNTY OF                           )

     On the 23rd day of July, 1997, personally appeared before me, JOHN R. DELFINO, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

         WITNESS my hand and official seal this 23rd day of July, 1997.


                                               /s/ C. Joy Estes
                                               ----------------------------
                                               Notary Public


C. Joy Estes
Comm.#1011575
Notary Public-California
LOS ANGELES COUNTY
My Comm.Expires DEC 19, 1997